Exhibit 99
PRESS RELEASE	February 15, 2011
FOR IMMEDIATE RELEASE
BUTLER NATIONAL EXPANDS PRESENCE IN BRAZIL WITH SIGNIFICANT NEW ORDERS FROM OCEANAIR

OLATHE, KANSAS, February 15, 2011 - Butler National Corporation (OTC Bulletin Board: BUKS.ob - News), a leader in the growing global market for structural modification, maintenance, repair and overhaul (MRO) has been retained by OceanAir, a Brazilian MRO company, to perform special mission modifications on three Learjet Model 35 airplanes. OceanAir is part of Synergy Group.
"This is a highly specialized modification and electronics integration package" said Jose Efromovich. "We would only entrust such technically sophisticated work to Butler's Avcon Group. We have been working with Butler for three years and look forward to our continued relationship as we keep expanding in the rapidly growing Latin American market."

Christian Vila, Director of Latin & South American sales for Butler National added, "Avcon is the leading provider of Learjet modifications in Brazil. We believe we will see strong demand for this and other Avcon modifications in the future including commercial aircraft." Synergy Group, which is the parent company of OceanAir, also owns 67% of AviancaTaca with approximately 150 aircraft.

Butler National's expanded presence in Brazil continues its effort to leverage a major global growth trend in aviation. According to recently published reports the global deliveries of new aircraft are projected to total 56,900 by 2029 and the total global fleet will approach 70,000 for commercial and business aircraft. This represents more than $3 trillion in value with most of the growth coming from Latin American, Asia and the Middle East.

GROWTH IN INTERNATIONAL MARKETS AND THE AEROSPACE & DEFENSE INDUSTRY

"Our plan is to aggressively increase our footprint in international markets including Latin America. We are currently working with customers and installation centers in Argentina, Bolivia, Chile, Colombia, Mexico, as well as Brazil. That's where the growth is and that's where we'll be," concluded Butler's Vila.

For the most recent fiscal year, the Company achieved revenue growth of 80.1% and was:

  5th fastest-growing publicly traded Aerospace & Defense company including 115 companies with combined revenues of $443 billion
  10th fastest-growing publicly traded company in the Midwest including 923 publicly traded companies with combined revenues of $2.7 trillion
  The fastest-growing publicly traded company in Kansas including 28 companies with combined revenues of $61 billion

Our Business:
Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing McDonnell Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Beechcraft business aircraft. Services include electronic monitoring of water pumping stations, temporary employee services, gaming services and administrative management services.

Forward-Looking Information:
The information set forth above includes "forward-looking statements" as outlined in the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Words such as "anticipate," "estimate," "expect," "project," "intend," "may," "plan," "predict," "believe," "should" and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. These factors and risks include, but are not limited to the Cautionary Statements and Risk Factors, filed as Exhibit 99 and Section 1A to the Company's Annual Report on Form 10-K, incorporated herein by reference. Investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION CONTACT:
Humanity Worldwide Capital Group Lou Albert Rodriguez lou.albert@humanityworldwide.com www.humanityworldwide.com	Ph (914) 479-9060
Jim Drewitz, Public Relations jim@jdcreativeoptions.com	Ph (830) 669-2466
Butler National Corporation Investor Relations	Ph (214) 498-7775
THE WORLDWIDE WEB: Please review www.butlernational.com for pictures of our products and details about Butler National Corporation and its subsidiaries.